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                                                                  EXHIBIT 10.14

                         TECHNOLOGY LICENSE AGREEMENT

                   LOGILITY, INC. - AMERICAN SOFTWARE, INC.


     THIS TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is made as of August 1, 1997, by and between LOGILITY, INC., a Georgia corporation ("Logility") and AMERICAN SOFTWARE, INC., a Georgia corporation, for itself and its Affiliate companies (hereinafter collectively, "American Software").

     WHEREAS, Logility is the owner of certain technology related to Logility's Value Chain Planning and Execution Solutions software products, and American Software desires a license to use such technology in order to maintain and support end-users of such software products, and Logility is willing to grant such a license to American Software, upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Logility and American Software hereby agree as follows:

     1. DEFINITIONS. All capitalized terms used herein and not otherwise defined shall have the following meanings:

          "AFFILIATE" of a person shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person. "Control" (and, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise. In the case of a corporation, "control" shall mean, among other things, the direct or indirect ownership of more than 50% of its outstanding voting stock. For purposes of this Agreement, American Software shall not be deemed an Affiliate of Logility, and Logility shall not be deemed an Affiliate of American Software.

          "END-USER" shall mean a Person that licenses or has licensed one or more Products from American Software.

          "IMPROVEMENTS" shall have the meaning ascribed to such term in Section
     2.3 hereof.

          "PERSON" shall mean any individual, partnership, corporation, firm, association, unincorporated organization, joint venture, trust, limited liability company or other entity.
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          "PRODUCTS" shall mean, collectively, all Logility's Value Chain
     Planning and Execution Solutions, including WarehousePRO, Transportation Management, and Transportation Planning software products now or hereafter owned by Logility.

          "PROPRIETARY RIGHTS" shall mean all patent rights, copyrights, trade secret rights, trademarks and similar rights.

          "SOFTWARE TECHNOLOGY" shall mean all Technology used in connection with the Products.

          "TECHNOLOGY" shall mean public and nonpublic technical or other information, inventions, trade secrets, know-how, processes, formulations, concepts, ideas, data and testing results, experimental methods, and any other written, printed or electronically stored materials.

          "THIRD PARTY" shall mean any Person other than Logility, American Software or an Affiliate of Logility or American Software.

     2.   GRANT OF LICENSES.

          2.1. GRANT OF ROYALTY-FREE LICENSE. Subject to the terms and conditions of this Agreement, Logility hereby grants to American Software a non-exclusive, non-transferable (subject to Sections 2.2, 2.3 and 7.9) worldwide, perpetual right and license under its Proprietary Rights to use, execute, reproduce, display, modify and prepare Derivative Works of, the Products for the limited purpose of maintaining and supporting End-Users of the Products. The foregoing license shall be fully paid and royalty-free.

          2.2.   SUBLICENSE RIGHTS.

                 2.2.1. Subject to the terms and conditions of this Agreement, American Software shall have the right to grant sublicenses of the rights granted under Section 2.1 hereof to End-Users of the Products for the limited purpose of maintaining and supporting such End-Users' use of the Products.

          2.3    IMPROVEMENTS.

                 2.3.1 American Software and Logility shall each promptly disclose to the other any and all enhancements and improvements which they make or acquire in relation to the Products or, derivatives thereof ("Improvements"); provided, however, that the foregoing shall not require either party to disclose to the other any Improvement which it makes specifically for a Third Party and which such party is restricted from disclosing to the other party pursuant to the terms of its agreement with the Third Party.


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                 2.3.2 Subject to the terms and conditions of this Agreement,
American Software hereby grants to Logility in respect of Improvements made by American Software, and Logility hereby grants to American Software in respect of Improvements made by Logility, a non-exclusive, non-transferable, fully paid, worldwide, perpetual right and license under their respective Proprietary Rights, to use, execute, reproduce, display, modify and prepare Derivative Works of said Improvements.

                 2.3.3 Subject to the terms and conditions of this Agreement, each party shall have the right to grant sublicenses of the rights granted to it under Section 2.3.2 hereof to (i) its respective Affiliates, and (ii) End-Users of Products incorporating the Improvements without prior permission of the other party.

     3. TERM AND TERMINATION.

          3.1 TERM. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect indefinitely, unless terminated earlier as provided in Section 3.2 hereof.

          3.2   EARLY TERMINATION.

                3.2.1 EARLY TERMINATION BY LOGILITY. Logility shall have the right to terminate this Agreement upon written notice of termination to American Software in the event that:

          (a) At any time, American Software or its Affiliates fail to perform or observe, or otherwise breach any of American Software's material obligations under this Agreement, and such failure or breach continues unremedied for a period of ninety (90) days after receipt by American Software of written notice thereof from Logility or, in the event that such failure or breach is not capable of cure within ninety (90) days, for such longer period of time as American Software is vigorously pursuing such cure in good faith; or

          (b) American Software shall either (i) seek the liquidation, reorganization, dissolution or winding-up of itself or the composition or readjustment of its debts, (ii) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the bankruptcy code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, reorganization, winding-up or composition or readjustment of debts, or (vi) adopt any resolution of its board of directors or stockholders for the purpose of effecting any of the foregoing.

                3.2.2 EARLY TERMINATION BY AMERICAN SOFTWARE. American Software shall have the right to terminate this Agreement, with or without cause, at any time on sixty (60) days' prior written notice to Logility.


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          3.3   EFFECTS OF TERMINATION.

                3.3.1  If either party terminates this Agreement pursuant to
Section 3.2. hereof:

               (a) all rights to the Technology, Products and Improvements licensed by Logility to American Software hereunder shall revert solely to Logility, and all rights to American Software's Improvements licensed by American Software to Logility hereunder shall revert solely to American Software;

               (b) any sublicense by either party to End-Users previously granted shall survive such termination;

               (c) any sublicense of American Software's rights hereunder that has been granted to an Affiliate may be terminated or maintained directly between Logility and the Affiliate, as Logility shall elect in its sole discretion; and

               (d) each party's obligations, liabilities and indemnities hereunder in respect of the Products previously sold by such party, its Affiliates or permitted sublicensees shall survive termination.

     4. CONFIDENTIALITY

          4.1. American Software and Logility each agrees that all Technology, Improvements and other technical, business, and financial information it obtains from the other party ("Proprietary Information") is the confidential property of the disclosing party. Except as expressly allowed herein, each party will hold the Proprietary Information of the other party in confidence and shall not use or disclose such Proprietary Information. However, the foregoing confidentiality obligation shall not apply to information which the receiving party can document:

               (a) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents;

               (b) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information;

               (c) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

               (d) was independently developed by employees or consultants of the receiving party without access to the Proprietary Information of the other party.


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          4.2.  American Software and Logility each agrees that there is no adequate remedy at law for a breach of Section 4.1 above and that such a breach would irreparably harm the other and that the other party is entitled to equitable relief (including, without limitations, injunctions) with respect to any such breach or potential breach, in addition to any other remedies.

     5. REPRESENTATIONS, WARRANTIES AND INDEMNITIES.

          5.1. Logility represents and warrants to American Software that it has the full power and authority to enter into this Agreement and grant all licenses granted to American Software hereunder in respect of the Software Technology and the Products.

          5.2. American Software represents and warrants to Logility that it has full power and authority to enter into this Agreement and will carry on its obligations hereunder promptly and in good faith.

          5.3. American Software and Logility each warrants to the other that it shall have adequate rights and authority to license to the other any and all Improvements described in Section 2.3 that it makes or acquires.

          5.4 EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 5.1 AND 5.3 HEREOF, LOGILITY MAKES NO WARRANTY WITH RESPECT TO ANY TECHNOLOGY, PRODUCT, SERVICE, RIGHT OR OTHER SUBJECT MATTER OF THIS AGREEMENT, AND HEREBY DISCLAIMS WARRANTIES OF MERCHANT-ABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

          5.5. American Software and Logility shall each (the "Indemnifying Party") indemnify the other (the "Indemnified Party") from awarded damages, settlements, costs, (including but not limited to reasonable fees and disbursements of counsel incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between an Indemnified Party and any third party or otherwise) and other out-of-pocket expenses incurred in connection with a claim against the Indemnified Party based on or relating to (i) any action or omission of the Indemnifying Party or its agents or employees related to the obligations of the Indemnifying Party under this Agreement, or (ii) any breach by the Indemnifying Party of its representations and warranties hereunder; provided, however, that the foregoing shall not apply (a) if the claim is found to be based upon the negligence, recklessness or willful action or inaction of the Indemnified Party, or (b) if the Indemnified Party fails to give the Indemnifying Party prompt notice of any claim it receives and such failure materially prejudices the Indemnifying Party, or (c) solely to the extent of the indemnification for reasonable legal fees and disbursements of counsel of the Indemnified Party, unless the Indemnifying Party is given the opportunity to control the defense of such action, or (d) unless the Indemnifying Party is given the opportunity to approve any settlement, which approval shall


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not be unreasonably withheld; and provided further that, except in the event of a material conflict of interest, the Indemnifying Party shall not be liable for separate attorney's fees of the Indemnified Party after assuming control of the defense or settlement.

     6.   INCIDENTAL AND CONSEQUENTIAL DAMAGES.  NEITHER PARTY WILL BE LIABLE
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UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY
INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

     7.   GENERAL

          7.1. In the event that any provision of this Agreement shall be rendered invalid or otherwise unenforceable by any competent or judicial government authority, such invalidity or unenforceability shall not effect the validity or enforceability of any other provision of this Agreement, and the invalid provision shall be deemed amended to the fullest extent allowable by applicable law to effect the purposes of said provision.

          7.2 Logility and American Software shall each be excused for any failure or delay in performing any of their respective obligations under this Agreement, if such delay or failure is caused by any act of God, accident, explosion, fire, storm, riot, embargo, war, failure or delay of transportation, shortage of or inability to obtain supplies, equipment, fuel or labor or any other circumstance or event beyond the reasonable control of the party relying upon such circumstance or event.

          7.3. American Software and Logility each hereby agrees to comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to knowingly export, or allow the export or re-export of any Product, Technology or Improvement, or any derivatives thereof in violation of any such restrictions, laws or regulations, or, without all required licenses and authorizations, to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. I to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

          7.4. This Agreement and the Subsidiary Formation Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges all prior understandings, discussions and negotiations between them. Neither of the parties shall be bound by any conditions, modifications, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided for herein unless set forth in writing and signed by a proper and duly authorized representative of each party to be bound thereby.


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          7.5.  All notices in connection with this Agreement shall be in writing and shall be sent to the address given below or to such other address as the parties may hereafter specify and shall be deemed given when received.

          If to American Software: American Software, Inc.
                                   470 East Paces Ferry Road, N.E.
                                   Atlanta, Georgia 30305
                                   Attention: Controller

          If to Logility:          Logility, Inc.
                                   470 East Paces Ferry Road, N.E.
                                   Atlanta, Georgia 30305
                                   Attention: Chief Financial Officer

          7.6. This Agreement shall be considered as having been entered into in the State of Georgia and shall be construed and interpreted in accordance with the laws of the State of Georgia.

          7.7   Dispute Resolution.

                7.7.1 In the event that any dispute arises between American Software and Logility in connection with this Agreement, the representatives of each party responsible for the subject matter of such dispute shall use good faith efforts to resolve such dispute promptly. In the event that such dispute cannot be resolved by the parties' representatives, the matter shall be submitted to the parties' respective Chief Executive officers ("CEOs") for resolution. In the event that the CEOs cannot reach resolution of the issue (an "Unresolved Dispute"), then the matter shall be settled by binding arbitration in accordance with the provisions of Section 7.7.2. hereof.

                7.7.2 Any Unresolved Dispute, after the completion of the steps set forth above, shall be settled at the election of either party, by final and binding independent arbitration. All arbitrations pursuant to this Agreement shall be conducted before the American Arbitration Association ("AAA") in Atlanta, Georgia, U.S.A., and shall be carried out in accordance with the Commercial Arbitration Rules of the AAA then in effect (the "Rules") and the provisions of this Agreement. American Software and Logility shall each select one arbitrator and a third arbitrator will be selected unanimously by the two arbitrators selected by American Software and Logility. If the two arbitrators selected by American Software and Logility are unable to select the third arbitrator within ten (10) days of the appointment of the two arbitrators, the parties consent to the selection of the third arbitrator by the AAA administrator.

          7.8 No waiver by either party, whether expressed or implied, of any provision of this Agreement, or of any breach or default, shall constitute a continuing waiver of such provision or of any other provision of this Agreement.

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          7.9.  This Agreement and the rights and obligations of the parties under this Agreement may only be assigned or transferred with the prior written consent of the other party, except with respect to assignments to an acquiror of all or substantially all the assets, business or stock of a party.

          7.10. Each of American Software and Logility hereby agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and to do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, that may be necessary or as the other party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other party, its rights and remedies under this Agreement.

          7.11 The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, American Software, Logility and their respective successors and permitted assigns.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                         AMERICAN SOFTWARE, INC.

                         By: /s/  James C. Edenfield
                             ---------------------------------
                         Name: James C. Edenfield
                         Title:  President



                         LOGILITY, INC.

                         By: /s/ J. Michael Edenfield
                            ----------------------------------
                         Name: J. Michael Edenfield
                         Title:  President

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